Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of the 19th day of May, 2008, by and among Velocity Express Corporation, a Delaware corporation (the “Company”), and each of the persons party hereto as named on the signature page of this Agreement (collectively, the “Investors”).

The parties hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise.

“Amendment Agreement” means the Fourth Supplemental Indenture dated May 19, 2008.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing Date” means the closing date for the amendment of the Company’s Senior Notes (as defined below) and related Indenture pursuant to the Amendment Agreement.

“Common Stock” means (a) the Company’s common stock, par value $0.004 per share, and (b) any securities into which or for which the securities described in (a) above may be converted, exchanged or reclassified pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Holders” means (a) the Investors and (b) any Permitted Transferee of an Investor and (c) any subsequent Permitted Transferee of a Holder referred to in (b) above.

“New Warrants” means the Common Stock purchase warrants first issued to consenting holders of the Company’s Senior Notes pursuant to the Amendment Agreement.

“New Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the New Warrants.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Permitted Transferee” means a transferee of Registrable Securities (a) who acquires the Registrable Securities in a transaction that meets the requirements set forth in the proviso of the second sentence of Section 7(c) hereof and (b) who agrees in writing to be bound by the restrictions applicable to Holders contained in this Agreement.

“PIK Shares” means all shares of Common Stock issued as pay-in-kind dividends on the Senior Notes pursuant to the terms of the Amendment Agreement.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean (i) the New Warrant Shares, (ii) the PIK Shares, and (iii) any other securities issued or issuable in respect of or in exchange for Registrable Securities; provided, however, that, a security shall cease to be a Registrable Security upon (A) the sale of such security pursuant to a Registration Statement or pursuant to Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale without restriction pursuant to Rule 144 under the 1933 Act (including New Warrant Shares if eligible for sale under Rule 144 upon a cashless exercise of the Warrant).

“Registration Statement” shall mean any registration statement filed by the Company with the SEC for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form S-4 or successor forms, or any registration statement relating solely to transactions under Rule 145 of the 1933 Act).

“Required Holders” means Holders holding a majority of the Registrable Securities in respect of the New Warrant Shares.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

“Senior Notes” means the Company’s 12% Senior Secured Notes due 2010, as amended by the Amendment Agreement.

2. Registration. (a) Shelf Registration. Promptly following the Closing Date, but no later than one hundred twenty (120) days thereafter (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-1 or, if available, Form S-3, covering the resale of the Registrable Securities in an amount at least equal to (1) the number of New Warrant Shares initially issuable upon exercise of the outstanding New Warrants, and (2) the maximum number of PIK Shares issuable in 2008 and 2009 under the terms of the Amendment Agreement. Such Registration Statement shall not be an underwritten offering and shall include the plan of distribution in substantially the form attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

(b) Piggyback Registration.

(i) Whenever the Company proposes to file a Registration Statement with respect to an offering for its own securities or for the account of others of any class of securities of the Company (a “Piggyback Registration”), the Company will give written notice to all holders of Registrable Securities of its intention to effect such a registration at least thirty (30) days before the anticipated filing date (a “Piggyback Notice”). The Piggyback Notice shall describe the intended method of distribution and offer each Holder the opportunity to register pursuant to such Registration Statement, such Registrable Securities as the Holder may request in writing to the Company within twenty (20) days after the date the Holder first received the Piggyback Notice; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

(ii) If the Piggyback Registration involves an underwritten offering and, in the opinion of the managing underwriter the registration of all, or part of, the Registrable Securities that the holders thereof have requested to be included in a Piggyback Registration would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Securities, if any, that the managing underwriter believes may be sold without causing such adverse effect, the Registrable Securities so included to include first the Registrable Securities apportioned pro rata in accordance with the total ownership of such Registrable Securities held by those Holders who have requested registration, if necessary, and then any remaining availability shall be allocated among such other requesting stockholders of the Company pro rata based on their proportionate ownership of registerable securities.

(iii) If such Piggyback Registration includes a primary offering of the Company’s securities and involves an underwritten offering, the managing underwriter shall be selected for such underwriting by the Company. If such Piggyback Registration is a secondary offering of the Company’s securities held by others and involves an underwritten offering, the managing underwriter(s) for such offering and the terms thereof shall be determined by the Company, subject to the approval, which shall not be unreasonably withheld, by the holders of a majority of the Registrable Securities held by holders that have requested to be included in such Piggyback Registration.

(c) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, and the fees and expenses of one counsel for the Holders, but excluding all other expenses of the Holders, including discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(d) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable, and in any event, (A) within ten (10) business days of being advised by the SEC that the Registration Statement will not be reviewed or is not subject to further review and (B) at 5:00 p.m. (New York City time) on the effective date. The Company shall notify the Holders by facsimile or e-mail as promptly as practicable, and in any event, by 9:30 a.m. (New York City time) on the date immediately following the effective date, after any Registration Statement is declared effective and shall by 9:30 a.m. (New York City time) on the date immediately following the effective date provide the Holders with an electronic copy of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. A Registration Statement covering the maximum number of shares that may be registered under Rule 415 (the applicable “Required Registration Amount”) shall be (A) filed with the SEC on or before the respective Filing Deadline and (B) declared effective by the SEC on or before November 19, 2008 (the “Effectiveness Deadline”, (a failure for a Registration Statement to be declared effective by such date shall be an “Effectiveness Failure”). Upon an Effectiveness Failure, then, as the remedy for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available in equity, including, without limitation, specific performance), (A) the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one percent (1.0%) of the aggregate exercise price of the New Warrants included in such Registration Statement on the day of an Effectiveness Failure; and (B) the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one percent (1.0%) of the aggregate exercise price of the New Warrants on the thirtieth day after the date of an Effectiveness Failure and every thirtieth day thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured (the “Registration Delay Payments”); provided, however, that (i) the Company shall not be liable for Registration Delay Payments to any Investor under this Agreement with respect to any Shares that the SEC requires the Company to exclude from a Registration Statement pursuant to Rule 415 or otherwise required by the SEC and (ii) the Company shall not be liable for Registration Delay Payments or liquidated damages to any Investor under this Agreement with respect to any Registrable Securities (including shares underlying the Warrants if such shares may be acquired pursuant to a cashless exercise) more than twelve months after the date of this Agreement or that may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1); provided that any restricted security legend on such securities is removed on request. Such payments shall be in partial compensation to the Holders, and shall not constitute the Holders’ exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month when due. Such payments shall be made to each Holder in cash.

(ii) For not more than twenty (20) consecutive trading days, or for a total of not more than forty-five (45) trading days, in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any registration contemplated by this Section 2 (an “Allowed Delay”); provided, however, that the Company shall (a) promptly notify the Holders in writing of the existence of the Allowed Delay (but in no event, without the prior written consent of a Holder, shall the Company disclose to such Holder any of the facts or circumstances regarding any material non-public information giving rise to an Allowed Delay), (b) promptly advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay, (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable and (d) keep the Registration Statement effective for an additional period of time equal to the period of time of the Allowed Delay.

3. Company Obligations. The Company will use commercially reasonable efforts to affect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold thereunder, pursuant to any other Registration Statement or pursuant to Rule 144 under the 1933 Act and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144 of the 1933 Act as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (assuming for this purpose each Warrant will be exercised for cash) (the “Effectiveness Period”);

(b) promptly following the date the Registration Statement is declared effective by the SEC, prepare and file with the SEC a prospectus pursuant to Rule 424 under the 1933 Act;

(c) prepare and file with the SEC as soon as practicable such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act, the 1934 Act, any applicable state securities or blue sky laws and the rules and regulations of any securities exchange on which the Registrable Securities may be traded or included for quotation, with respect to the distribution of all of the Registrable Securities covered thereby;

(d) provide (via email or facsimile) copies to and permit the Holders to review each Registration Statement and all amendments and supplements thereto no fewer than two (2) business days prior to their filing with the SEC and not file any document to which a Holder’s counsel reasonably objects;

(e) furnish to the Holders (via email or facsimile) (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder that are covered by the related Registration Statement;

(f) use (i) commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness and (ii) best efforts to, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(g) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Holders and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(g), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(g), or (iii) file a general consent to service of process in any such jurisdiction;

(h) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(i) notify the Holders (via email or facsimile), at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such holders a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(j) cooperate with the Holders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities sold pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request;

(k) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and

(l) with a view to making available to the Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Holders to sell shares of Common Stock to the public without registration: (i) make and keep current public information available, as that term is understood and defined in Rule 144, until the expiration of the Effectiveness Period; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Holder upon request, as long as such Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) copies of the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and (C) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4. Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Holders, advisors to and representatives of the Holders (who may or may not be affiliated with the Holders and who are reasonably acceptable to the Company), all financial and other records, all SEC filings, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and subject to the Company’s obligations pursuant to SEC Regulation FD, cause the Company’s officers and employees, within a reasonable time period, to supply all such information reasonably requested by the Holders or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Holders and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to the Holders, or to advisors to or representatives of the Holders, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Holders, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Holder wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5. Obligations of the Holders.

(a) Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of the information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities held by such Holder included in the Registration Statement. A Holder shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement.

(b) Each Holder, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Holder agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(e)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Holder’s receipt of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Holder’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Holder within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, any amendment or supplement thereof or any “free writing prospectus” as defined in Rule 405 under the 1933 Act; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation or alleged violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any other law, including any state, provincial or foreign securities law, or any rule or regulation thereunder, applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; (v) any material violation of this Agreement by the Company; or (vi) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Holder’s behalf and will reimburse such Holder, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based solely upon a material untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b) Indemnification by the Holders. Each Holder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or any “free writing prospectus” as defined in Rule 405 under the 1933 Act or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Holder be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Holder in connection with any claim relating to this Section 6 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 6 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.

7. Reservation of Shares.

The Company has reserved a sufficient number of shares to permit the exercise of the warrants in full and the payment of the interest on shares in full.

8. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Holders. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Holders.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in the Note Purchase Agreements and Stock Purchase Agreement.

(c) Assignments and Transfers by Holders. The provisions of this Agreement shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns. A Holder may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Holder to such person; provided, however, that such Holder complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Holders, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a reorganization of the Company, a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Holders, after notice duly given by the Company to each Holder.

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered via facsimile, or Adobe PDF, either of which shall be deemed an original.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Service of process in connection with any suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York in any such suit, action or proceeding and to the laying of venue exclusively in New York. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(l) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened, for such purpose.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTOR:

By:

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

Exhibit A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants. The warrants may also be exercised by delivery of our 12% Senior Secured Notes due 2010, having a deemed value equal to 100% of the principal amount of such notes.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act (assuming for this purpose each Warrant will be exercised on a cashless basis).